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Exhibit 21.1

Subsidiaries of Nova Biosource Fuels, Inc.
as of February 4, 2008

Biosource America, Inc., a Texas corporation
NBF Operations, LLC, a Delaware limited liability company
Nova Biosource Services, LLC, a Delaware limited liability company
Nova Biosource Technologies, LLC, a Texas limited liability company
Nova Biofuels Clinton County, LLC, a Delaware limited liability company
Nova Biofuels Lincoln, LLC, a Delaware limited liability company
Nova Biofuels Midwest, LLC, a Delaware limited liability company
Nova Biofuels Oklahoma, LLC, a Delaware limited liability company
Nova Biofuels Seneca, LLC, a Delaware limited liability company
Nova Biofuels Seneca SIP, LLC, a Delaware limited liability company
Nova Biofuels Trade Group, LLC, a Delaware limited liability company
Nova Holding Clinton County, LLC, a Delaware limited liability company
Nova Holding Lincoln, LLC, a Delaware limited liability company
Nova Holding Midwest, LLC, a Delaware limited liability company
Nova Holding Oklahoma, LLC, a Delaware limited liability company
Nova Holding Seneca, LLC, a Delaware limited liability company
Nova Holding Seneca SIP, LLC, a Delaware limited liability company
Nova Holding Trade Group, LLC, a Delaware limited liability company

All subsidiaries do business under their legal names.

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  Exhibit 21.1
Subsidiaries of Nova Biosource Fuels, Inc. as of February 4, 2008